Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Peter E. Simonsen
Janet Belsky
978-922-2100

BEVERLY NATIONAL CORPORATION

ANNOUNCES EARNINGS FOR THE QUARTER AND NINE MONTHS ENDED

SEPTEMBER 30, 2004

(Beverly, MA) October 22, 2004 - Don Fournier, President and Chief Executive Officer of Beverly National Corporation and its subsidiary, Beverly National Bank, announced the earnings of Beverly National Corporation for the nine months ended September 30, 2004.

Beverly National Corporation reported total assets of $393,975,348 at September 30, 2004 as compared with $344,858,282 for September 30, 2003. The Company reported net income for the nine-month period ending September 30, 2004 of $1,681,166; basic earnings per share of $0.91; and diluted earnings per share of $0.87 for the nine-month period ending September 30, 2004. The Company reported net income for the three-month period ending September 30, 2004 of $657,084; basic earnings per share of $0.35; and diluted earnings per share of $0.34 for the three-month period ending September 30, 2004.

Net income for the nine-month period ending September 30, 2004 was $1,681,166 compared to $1,707,927 for the same period of 2003. Basic earnings per share for the nine months ending September 30, 2004 was $0.91 versus $0.94 for the same period of 2003. Diluted earnings per share for the nine-month period ending September 30, 2004 was $0.87 as compared to $0.90 for the nine months ending September 30, 2003.

Net income for the three-month period ending September 30, 2004 was $657,084 compared to $558,769 for the same period of 2003. Basic earnings per share for the three-months ending September 30, 2004 was $0.35 versus $0.30 for the same period of 2003. Diluted earnings per share for the three-month period ending September 30, 2004 was $0.34 as compared to $0.29 for the three months ending September 30, 2003.

Don Fournier, President and Chief Executive Officer, stated, “The company is diligently working to develop new products and services that will allow us to remain competitive in the marketplace. We have rolled out a new product line, which will expand our business marketing efforts in commercial deposit products such as free business checking. The opening of our new Danvers branch office this month gives us a foothold in this vital market area. Our new Branch Development Officer, Natasha Astrom is meeting with residents and local businesses to establish relationships and expand our presence in the community.”

BEVERLY NATIONAL CORPORATION

Period Ending September 30, 2004

Financial Highlights

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income	$657,084	$558,769	$1,681,166	$1,707,927
Basic shares outstanding	1,848,408	1,816,696	1,841,870	1,809,346
Earnings per share-Basic	$0.35	$0.30	$0.91	$0.94
Diluted shares outstanding	1,925,294	1,911,348	1,922,340	1,900,590
Earnings per share-Diluted	$0.34	$0.29	$0.87	$0.90

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA, and operates full-service branch offices in Downtown Beverly, Cummings Center – Beverly, North Beverly, Hamilton, Manchester-by-the-Sea, Topsfield and Danvers. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.

*Statements contained in this news release contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.

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